Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281887

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 2, 2024)

Up to $125,000,000

Common Stock

We have previously entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Sales Agent” or “Jefferies”), dated February 4, 2022, relating to the sale of shares of our common stock, par value $0.001 per share. In accordance with the terms of the Sale Agreement, we may offer and sell shares of our common stock from time to time through Jefferies acting as sales agent. We previously filed with the Securities and Exchange Commission a separate prospectus supplement, dated February 4, 2022, for the offer and sale of up to $50,000,000 of our common stock pursuant to the Sale Agreement (the “February 2022 Prospectus Supplement”), under a shelf registration statement on Form S-3 (Registration No. 333-261155) (the “Prior Prospectus”).

As of immediately prior to the filing date of this prospectus supplement, shares of our common stock having an aggregate offering price of up to $22,182,550 remain unsold under the February 2022 Prospectus Supplement. The common stock remaining available to be sold under the February 2022 Prospectus Supplement as of the date of effectiveness of the registration statement of which this prospectus supplement is a part will no longer be offered and sold under the Prior Prospectus and will instead be offered and sold under this prospectus supplement and the accompanying prospectus. In addition to such shares, pursuant to the Sale Agreement, we are offering, pursuant to this prospectus supplement and the accompanying prospectus, additional shares of common stock having an aggregate offering price of up to $102,817,450. Accordingly, this prospectus supplement covers the offer and sale of our common stock having an aggregate offering price of up to $125,000,000 to be sold under the Sale Agreement as of the date of this prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CELC.” On December 4, 2024, the last reported sale price of our common stock was $12.71 per share.

Sales of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of the shares of common stock sold under the Sale Agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution” for additional information regarding the compensation to be paid to the Sales Agent.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is December 6, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and Jefferies has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospectus supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of shares of our common stock registered for sale under our Registration Statement on Form S-3 (File no. 333-281887) (the “Registration Statement”), which the Securities Exchange Commission (the “Commission” or the “SEC”) declared effective on December 2, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Sales Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, “Celcuity,” “we,” “our,” “ours,” and “us” refer to Celcuity Inc., except where the context otherwise requires or as otherwise indicated.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, before making an investment decision.

Business Overview

We are a clinical-stage biotechnology company focused on the development of targeted therapies for treatment of multiple solid tumor indications. Our lead therapeutic candidate is gedatolisib, a pan-PI3K/mTOR inhibitor. Its mechanism of action and pharmacokinetic properties are highly differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together. In 2022, we began enrolling patients in VIKTORIA-1, a Phase 3 study evaluating gedatolisib and fulvestrant with and without Ibrance® (palbociclib) as second line treatment for patients with HR+, HER2- advanced breast cancer. In early 2024, we began enrolling patients in CELC-G-201, a Phase 1b/2 study evaluating gedatolisib combined with Nubeqa® (darolutamide) in patients with metastatic castration resistant prostate cancer (mCRPC). In May 2024, we announced plans to initiate VIKTORIA-2, a Phase 3 trial evaluating gedatolisib combined with fulvestrant plus a CDK 4/6 inhibitor as first-line treatment for patients with HR+, HER2- advanced breast cancer. The first patient is expected to be enrolled in the second quarter of 2025. Our CELsignia companion diagnostic platform is uniquely able to analyze live patient tumor cells to identify new groups of cancer patients likely to benefit from already approved targeted therapies.

Gedatolisib is a potent, well-tolerated, reversible, ATP-competitive, pan-PI3K/mTOR inhibitor that selectively targets all Class I isoforms of PI3K and mammalian target of rapamycin (mTOR). In April 2021, we obtained exclusive global development and commercialization rights to gedatolisib under a license agreement with Pfizer, Inc. We believe gedatolisib’s unique mechanism of action, differentiated chemical structure, favorable pharmacokinetic properties, and intravenous formulation offer distinct advantages over currently approved and investigational therapies that target PI3K or mTOR alone or together.

As of September 30, 2024, 492 patients with solid tumors have received gedatolisib in eight completed clinical trials. Of the 492 patients, 129 were treated with gedatolisib as a single agent in three clinical trials. The remaining 363 patients received gedatolisib in combination with other anti-cancer agents in five clinical trials. Additional patients received gedatolisib in combination with other anti-cancer agents in nine investigator sponsored clinical trials.

A Phase 1b trial (B2151009) evaluating patients with HR+/HER2- metastatic breast cancer was initiated in 2016 and subsequently enrolled 138 patients. Four patients from this study continue to receive study treatment, as of September 30, 2024, each of whom have received study treatment for more than five years. The B2151009 clinical was an open label, multiple arm Phase 1b study that evaluated gedatolisib in combination with palbociclib (CDK4/6 inhibitor) and fulvestrant or letrozole in patients with HR+/HER2- advanced breast cancer. Thirty-five patients were enrolled in two dose escalation arms to evaluate the safety and tolerability and to determine the maximum tolerated dose (“MTD”) of gedatolisib when used in combination with the standard doses of palbociclib and endocrine therapy (letrozole or fulvestrant). The MTD was determined to be 180 mg administered intravenously once weekly. A total of 103 patients were subsequently enrolled in one of four expansion arms (A, B, C, D).

High objective overall response rates (“ORR”) were observed in all four expansion arms and were comparable in each arm for PIK3CA wild-type (“WT”) and PIK3CA mutant (“MT”) patients. As of the data cut-off date, March 16, 2023, for treatment- naïve patients in Escalation Arm A and Expansion Arm A (n=41), median progression free survival (mPFS) was 48.6 months, median duration of response (mDOR) was 46.9 months, and ORR was 79%, respectively. This data compares favorably to published data for current first-line standard-of-care treatments for patients with HR+, HER2- advanced breast cancer. In patients who received prior hormonal therapy alone or in combination with a CDK4/6 inhibitor (Arms B, C, and D), ORR (including unconfirmed partial responses) ranged from 36% to 77%. Each arm achieved its primary endpoint target, which was reporting higher ORR in the study arm than ORR from either the PALOMA-2 (ORR=55%) study that evaluated palbociclib plus letrozole for Arm A or the PALOMA-3 study (ORR=25%) that evaluated palbociclib plus fulvestrant for Arms B, C, and D. For all enrolled patients, a clinical benefit rate (CBR) of ≥ 79% was observed. Median progression-free survival was 12.9 months for patients who received a prior CDK4/6 inhibitor and were treated in the study with the Phase 3 dosing schedule (Arm D).

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Gedatolisib combined with palbociclib and endocrine therapy demonstrated a favorable safety profile with manageable toxicity. The majority of treatment emergent adverse events (“AEs”) were Grade 1 and 2. The most frequently observed AEs included stomatitis/mucosal inflammation, the majority of which were Grade 1 and 2. The most common Grade 4 AEs were neutropenia and neutrophil count decrease, which were assessed as related to treatment with palbociclib. No Grade 5 AEs were reported in this study.

We are currently enrolling patients in a Phase 3, open-label, randomized clinical trial (VIKTORIA-1) to evaluate the efficacy and safety of two regimens in adults with HR+/HER2- advanced breast cancer whose disease has progressed after prior CDK4/6 therapy in combination with an aromatase inhibitor: 1) gedatolisib in combination with palbociclib and fulvestrant; and 2) gedatolisib in combination with fulvestrant. Approximately two hundred clinical sites in North America, Europe, South America, Asia, and Australia have been selected to participate in the study. The first clinical site was activated in the third quarter of 2022, and the first patient was dosed in December 2022.

The VIKTORIA-1 clinical trial will enable separate evaluation of subjects according to their PIK3CA status. Subjects who meet eligibility criteria and are PIK3CA WT will be randomly assigned (1:1:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm A), gedatolisib and fulvestrant (Arm B), or fulvestrant (Arm C). Subjects who meet eligibility criteria and are PIK3CA MT will be randomly assigned (3:3:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm D) or alpelisib and fulvestrant (Arm E), or gedatolisib and fulvestrant (Arm F). Enrollment of the PIK3CA WT cohort is 100% enrolled and enrollment in the PIK3CA MT cohort is on plan. The PIK3CA WT cohort represents approximately 60% of the total patients enrolled to date in VIKTORIA-1. Based on our current forecast of reaching the event thresholds that will trigger primary analysis in both the PIKCA WT and MT cohorts, we expect to report topline data for the PIK3CA WT cohort sometime in late Q1 2025 or during Q2 2025 and to report topline data for the PIK3CA MT cohort in the second half of 2025. If the results from the PIK3CA wild-type patient cohort are positive, we would expect to file a new drug application, or NDA, with this data and follow-up with a supplemental NDA for the PIK3CA mutant cohort if those results are positive. If gedatolisib ultimately does receive FDA approval for both the PIK3CA wild-type and mutant populations, we estimate the peak revenue potential for this second-line indication could exceed $2 billion.

We received approval from the FDA in mid-2023 to proceed with the clinical development of gedatolisib in combination with Nubeqa® (darolutamide), an approved androgen receptor inhibitor, for the treatment of patients with mCRPC. We have since initiated a Phase 1b/2 study (CELC-G-201) that will enroll up to 54 participants with mCRPC who progressed after treatment with an androgen receptor inhibitor. We dosed our first patient in this trial in February 2024.

In the Phase 1b portion of the study, Celcuity expects that 36 participants will be randomly assigned to receive 600 mg darolutamide combined with either 120 mg gedatolisib in Arm 1 or 180 mg gedatolisib in Arm 2. An additional 12 participants will then be enrolled in the Phase 2 portion of the study at the recommended phase 2 dose (RP2D) level to enable evaluation of 30 participants treated with the RP2D of gedatolisib.

The primary objectives of the Phase 1b portion of the trial include assessment of the safety and tolerability of gedatolisib in combination with darolutamide and determination of the recommended Phase 2 dose of gedatolisib. The primary objective of the Phase 2 portion of the trial is to assess the radiographic progression-free survival (rPFS) at six months of patients who received the RP2D. We expect to report preliminary data in Q2 of 2025.

The Phase 3 VIKTORIA-2 clinical trial, an open-label, randomized study to evaluate the efficacy and safety of gedatolisib combined with fulvestrant plus a CDK4/6 inhibitor in comparison to fulvestrant plus a CDK4/6 inhibitor as first-line treatment for patients with HR+/HER2- advanced breast cancer who are endocrine therapy resistant is on track to enroll its first Patient in Q2 2025. For the CDK4/6 inhibitor, investigators may choose either ribociclib or palbociclib. The safety profile of gedatolisib combined with fulvestrant and palbociclib is well described, but the investigational combination of gedatolisib with ribociclib has not yet been clinically tested. Therefore, a safety run-in of approximately 12-36 subjects will evaluate the safety profile of gedatolisib combined with ribociclib and fulvestrant. The safety run-in will be completed, and gedatolisib’s Phase 3 dose confirmed, before enrolling patients in the Phase 3 portion of the study.

S-3

For the Phase 3 study, approximately 638 subjects who meet the eligibility criteria will be assigned to a cohort based on their PIK3CA mutation status. After the investigator selects the CDK4/6 inhibitor for a subject, the subject will then be randomly assigned on a 1:1 basis to either Arm A (gedatolisib, fulvestrant, and Investigator’s choice of ribociclib or palbociclib) or Arm B (fulvestrant and Investigator’s choice of ribociclib or palbociclib).

The clinical trial primary endpoints are progression free survival (PFS), per RECIST 1.1 criteria, as assessed by blinded independent central review. The primary PFS endpoints will be evaluated separately in subjects who are PI3KCA WT and PI3KCA MT.

The study’s design was reviewed and discussed with the U.S. Food and Drug Administration (FDA) during a Type C meeting. This global trial is expected to enroll subjects at up to 200 clinical sites across North America, Europe, Latin America, and Asia. Site qualification activities to support activation for the 200 sites is on track.

Corporate Information

We were organized as a Minnesota limited liability company in 2011 and commenced operations in 2012. On September 15, 2017, we converted from a Minnesota limited liability company into a Delaware corporation and changed our name from Celcuity LLC to Celcuity Inc.

Our principal executive office is located at 16305 36th Avenue North, Suite 100, Minneapolis, Minnesota. Our telephone number is (763) 392-0767, and our website is www.celcuity.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For example, as a smaller reporting company, we may choose to present only the two most recent years of audited financial statements in our Annual Report on Form 10-K, and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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THE OFFERING

Common stock offered by us	Shares of our common stock with aggregate offering price of up to $125.0 million.

Common stock to be outstanding after this offering	Up to 46,951,042 shares, assuming the sale of 9,834,775 shares of our common stock in this offering at a price of $12.71 per share, which was the closing price of our common stock on The Nasdaq Capital Market on December 4, 2024. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to Jefferies, as sales agent or principal. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities, and other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“CELC”

The number of shares of our common stock to be outstanding after this offering is based on 37,116,267 shares of common stock outstanding as of September 30, 2024, and unless specifically stated otherwise, excludes as of such date:

●	4,212,102 shares of our common stock issuable upon exercise of outstanding options at a weighted-average price of $11.04 per share;

●	3,175,770 shares of our common stock issuable upon conversion of 317,577 shares of outstanding Series A Convertible Preferred Stock (“Series A Preferred Stock”);

●	338,412 shares of our common stock issuable upon conversion of $3,384,129 of outstanding principal under our previously disclosed Amended and Restated Loan and Security Agreement (the “A&R Loan Agreement”) at a conversion price of $10.00 per share;

●	5,521,152 shares of our common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $8.24 per share;

●	5,747,787 shares of our common stock issuable upon exercise of outstanding pre-funded warrants with an exercise price of $0.001 per share;

●	1,286,511 shares of our common stock reserved for issuance under our Amended and Restated 2017 Stock Incentive Plan; and

●	373,739 shares of our common stock reserved for issuance under our 2017 Employee Stock Purchase Plan.

Shares available for future issuance under our Amended and Restated 2017 Stock Incentive Plan do not include shares that may become available for issuance pursuant to provisions in these plans that provide for the re-issuance of shares that are cancelled or forfeited in accordance with such plan.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described below, along with the other information in this prospectus supplement and the accompanying prospectus and the risks described in the sections entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q, as well as the other information incorporated herein or therein by reference. If any of these risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to This Offering

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

Our net proceeds from this offering will be used primarily for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities and other general corporate purposes. We may also use a portion of the proceeds for the potential acquisition of businesses, technologies and products, although we have no current binding understandings, commitments or agreements to do so. Our management will have broad discretion over the use and investment of these net proceeds and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we used the net proceeds from this offering appropriately. If we do not invest or apply the net proceeds, if any, from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

Future sales and issuances of our common stock, including by us and significant stockholders, could negatively affect our stock price.

Sales of a substantial number of shares of our common stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise additional capital through the issuance of additional equity securities. Since December 2023, we have issued 11,499,341 shares of common stock pursuant to equity financing arrangements, including pursuant to the Sale Agreement. We may enter into additional equity financing arrangements in the future. The shares of common stock that we have issued pursuant to equity financings, or may issue in the future, may be resold at any time in the discretion of the investors.

Additionally, our stockholders may incur dilution upon conversion or exercise of any outstanding convertible securities. As of the date of this prospectus supplement, an aggregate of 14,444,709 shares of common stock are issuable upon conversion or exercise of currently outstanding preferred stock and warrants, subject to certain beneficial ownership limitations, which the investors may subsequently resell into the market, and 4,318,977 shares of common stock are issuable upon exercise of awards granted under our 2017 Stock Incentive Plan and 2012 Equity Incentive Plan. Further, under our A&R Loan Agreement with Innovatus Life Sciences Lending Fund I, LP (“Innovatus”), Innovatus has the right, at its election, to convert up to 20% of certain outstanding principal of our Innovatus loans into shares of common stock at a price of $10.00 per share. As of September 30, 2024, Innovatus has the right to acquire 338,412 shares of common stock pursuant to this provision.

Sales of substantial amounts of shares of our common stock or other securities by these investors or our other stockholders or by us under the Sale Agreement, or the perception in the market that the holders of a large number of shares of our common stock intend to sell their shares, could reduce the trading price of our common stock, make it more difficult for you to sell your shares at a price that you desire and impair our ability to raise capital through the sale of equity or equity-related securities. In addition, to the extent we raise additional capital by issuing additional shares of our common stock, or securities convertible into or exchangeable or exercisable for common stock, our existing stockholders may experience substantial dilution, while future investors could gain rights superior to existing stockholders, such as liquidation and other preferences.

S-6

If you purchase common stock in this offering, you may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 9,834,775 shares of our common stock are sold during the term of the Sale Agreement with the Sales Agent at a price of $12.71 per share, the last reported sale price of our common stock on Nasdaq on December 4, 2024, for aggregate proceeds of approximately $125.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $7.56 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock or could subject us to securities litigation.

Our stock price may be extremely volatile. The stock market in general and the market for smaller medical technology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell our common stock at or above the price they paid for such stock. The market price for our common stock may be influenced by many factors, including:

●	the success of competitive products or technologies;
●	results of existing or future clinical trials;
●	regulatory or legal developments in the United States and other countries;
●	developments or disputes concerning patent applications, issued patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	the level of expenses related to any of our products or clinical development programs;
●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	operating results that fail to meet expectations of securities analysts that cover our company;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	changes in the structure of healthcare payment systems;
●	market conditions in the pharmaceutical, biotechnology and medical technology sectors;
●	sales of stock by us, our insiders and our other stockholders;
●	general economic and market conditions; and
●	the other factors described in the “Risk Factors” section of our periodic reports on Form 10-K and Form 10-Q.

Additionally, companies that have experienced volatility in the market price of their stock have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We do not expect to pay cash dividends for the foreseeable future, and accordingly, stockholders must rely on stock appreciation for any return on their investment in the company.

We have never declared or paid any cash dividends on our common stock and currently we anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate that we will pay cash dividends for the foreseeable future. As a result, appreciation of the price of our common stock is the only potential source of return to stockholders. Investors seeking cash dividends should not invest in our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sale Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the Sale Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

S-7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects, and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein, in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus supplement, and the accompanying prospectus, is accurate only as of the date on the front cover of this prospectus supplement, and the accompanying prospectus, or as of the date of the documents incorporated by reference herein or therein, as applicable. Except as required by law, we expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance, or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our clinical trial plans and the estimated costs for such trials;

●	our expectations with respect to our competitive advantages, including the potential efficacy of gedatolisib in various patient types alone or in combination with other treatments;

●	our expectations regarding the timeline of patient enrollment and results from clinical trials, including our existing Phase 3 VIKTORIA-1 clinical trial and Phase 1b/2 study and clinical trial for gedatolisib, as well as our planned Phase 3 VIKTORIA-2 clinical trial for gedatolisib;

●	our expectations regarding our ability to obtain FDA approval to commercialize gedatolisib;

●	our expectations with respect to the development, validation, required approvals, costs and timelines of gedatolisib and our CELsignia tests;

●	our plans with respect to research and development and related expenses for the foreseeable future;

●	our beliefs about our ability to capitalize on the exclusive global development and commercialization rights obtained from our license agreement with Pfizer with respect to gedatolisib;

●	the future payments that may be owed to Pfizer under the license agreement;

●	our beliefs related to the perceived advantages of our CELsignia tests compared to traditional molecular or other diagnostic tests;

●	our revenue expectations;

●	our expectations regarding business development activities, including collaborations with pharmaceutical companies;

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●	our expectations as to the use of proceeds from our recent financing activities;

●	our expectations with respect to availability of capital, including accessing our current debt facility or any other debt facility or other capital sources in the future, and our assumption that we will have adequate authorized shares for future equity issuances;

●	our beliefs regarding the ability of our cash on hand to fund our research and development expenses, capital expenditures, working capital, sales and marketing expenses, and general corporate expenses, as well as the increased costs associated with being a public company; and

●	our use of proceeds, if any, from this offering.

These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Certain risks, uncertainties and other factors include, but are not limited to, our limited operating history; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval, of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the complexity and timeline for development of CELsignia tests; the uncertainty and costs associated with clinical trials; the uncertainty regarding market acceptance by physicians, patients, third-party payors and others in the medical community, and with the size of market opportunities available to us; the pricing of molecular and other diagnostic products and services that compete with us; uncertainty with insurance coverage and reimbursement for our CELsignia tests; difficulties we may face in managing growth, such as hiring and retaining a qualified sales force and attracting and retaining key personnel; changes in government regulations; tightening credit markets and limitations on access to capital; stock market volatility or other factors that may affect our ability to access capital on favorable terms or at all; and obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us. See “Risk Factors” in this prospectus supplement for additional risks, uncertainties and other factors applicable to the Company.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $125.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under this prospectus supplement or fully utilize the Sale Agreement with Jefferies as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities, and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and currently do not anticipate paying any cash dividends for the foreseeable future. We have historically retained earnings, and expect to continue to retain future earnings, to finance the operation and expansion of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable law and other factors that our board of directors deems relevant. We are currently prohibited from paying cash dividends to stockholders pursuant to a restrictive covenant in our A&R Loan Agreement with Innovatus, and any future debt financing agreements may include similar provisions.

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DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2024.

Our historical net tangible book value at September 30, 2024 was approximately $149.7 million, or $3.49 per share. After giving effect to the sale of our common stock during the term of the Sale Agreement with the Sales Agent in the aggregate amount of $125.0 million at an assumed offering price of $12.71 per share, the last reported sale price of our common stock on Nasdaq on December 4, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $271.3 million or $5.15 per share of common stock. This represents an immediate increase in the net tangible book value of $1.66 per share to our existing stockholders and an immediate dilution in net tangible book value of $7.56 per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$12.71
Historical net tangible book value per share as of September 30, 2024	$3.49
Increase in net tangible book value per share attributable to this offering	$1.66
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$5.15
Dilution per share to new investors purchasing shares in this offering		$7.56

The table above assumes for illustrative purposes that an aggregate of 9,834,775 shares of our common stock are sold at an assumed offering price of $12.71 per share, the last reported sale price of our common stock on Nasdaq on December 4, 2024, for aggregate gross proceeds of approximately $125.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $12.71 per share shown in the table above, assuming all of our common stock in the aggregate amount of $125.0 million is sold at that price, would increase our pro forma adjusted net tangible book value per share after this offering to $5.22 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $8.49 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $12.71 per share shown in the table above, assuming all of our common stock in the aggregate amount of $125.0 million is sold at that price, would decrease our pro forma adjusted net tangible book value per share after this offering to $5.07 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $6.64 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The foregoing table and calculations are based on 37,116,267 shares of common stock outstanding as of September 30, 2024, plus 5,747,787 shares of common stock issuable upon the exercise of pre-funded warrants for nominal consideration, and do not include, as of that date:

●	4,212,102 shares of our common stock issuable upon exercise of outstanding options at a weighted-average price of $11.04 per share;

●	3,175,770 shares of our common stock issuable upon conversion of 317,577 shares of outstanding Series A Preferred Stock;

●	338,412 shares of our common stock issuable upon conversion of $3,384,129 of outstanding principal under our previously disclosed A&R Loan Agreement at a conversion price of $10.00 per share;

●	5,521,152 shares of our common stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $8.24 per share;

●	1,286,511 shares of our common stock reserved for issuance under our Amended and Restated 2017 Stock Incentive Plan; and

●	373,739 shares of our common stock reserved for issuance under our 2017 Employee Stock Purchase Plan.

To the extent that outstanding options or warrants as of September 30, 2024 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the future sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have previously entered into the Sale Agreement with Jefferies, under which we may offer and sell our shares of common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $125,000,000. This amount consists of: (i) shares of our common stock having an aggregate offering value of $22,182,550 that were previously offered pursuant to the February 2022 Prospectus Supplement, which will now be offered and sold under this prospectus supplement, plus (ii) an additional $102,817,450 of our common stock being offered by this prospectus supplement pursuant to the Sale Agreement.

Offers and sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or sales made into any other existing trading market of our common stock.

Each time we wish to issue and sell shares of common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we reimbursed Jefferies for the fees and disbursements of its counsel upon execution of the Sale Agreement in the amount of $75,000. We also have agreed to reimburse Jefferies for certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $738,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on Nasdaq on the day following each day on which shares of common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sale Agreement will terminate as permitted therein.

This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which was included as Exhibit 10.23 to our Annual Report on Form 10-K filed with the SEC on March 27, 2024, and is incorporated herein by reference.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

The prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

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LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and December 31, 2022, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Boulay PLLP, an independent registered public accounting firm, and given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder. As permitted by the SEC’s rules, the base prospectus and this prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.celcuity.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion or termination of this offering. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 27, 2024;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 15, 2024, August 14, 2024 and November 14, 2024, respectively;
●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 29, 2024, May 13, 2024, May 30, 2024, May 31, 2024 and October 9, 2024;
●	Our definitive Proxy Statements filed on March 28, 2024 and August 28, 2024; and
●	The description of our common stock contained in our registration statement on Form 8-A filed on September 15, 2017, under the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.1 to our Current Report on Form 8-K filed on October 9, 2024, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Celcuity Inc.

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446

Attention: Investor Relations

Phone: (763) 392-0123

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.celcuity.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus supplement.

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PROSPECTUS

CELCUITY INC.

$400,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

The securities covered by this prospectus may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We may offer the securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is traded on The Nasdaq Capital Market under the symbol “CELC.” On August 28, 2024, the closing price of our common stock was $16.59.

Investing in our securities involves risks. See “Risk Factors” on page 6. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2024.

ABOUT THIS PROSPECTUS

The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires, “CELC,” the “Company,” “we,” “us,” “our” and similar names refer to Celcuity Inc.

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OUR COMPANY

Business Overview

We are a clinical-stage biotechnology company focused on the development of targeted therapies for the treatment of multiple solid tumor indications. Our lead therapeutic candidate is gedatolisib, a potent, well-tolerated, small molecule reversible inhibitor, administered intravenously, that selectively targets all Class I isoforms of phosphatidylinositol-3-kinase (PI3K) and the two mechanistic target of rapamycin (mTOR) sub-complexes, mTORC1 and mTORC2. Gedatolisib’s mechanism of action and pharmacokinetic properties are highly differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together.

In April 2021, we obtained exclusive global development and commercialization rights to gedatolisib under a license agreement with Pfizer, Inc. We believe there is significant potential for gedatolisib to address breast and prostate cancer tumors, and it has the potential to be used in other tumor types where the PAM pathway is either: i) driving tumorigenesis directly; ii) cooperating with other dysregulated signaling pathways; or iii) a mechanism of resistance to other drug therapies.

In 2022, the Company began enrolling patients in VIKTORIA-1, a Phase 3 study evaluating gedatolisib and fulvestrant with and without Ibrance® (palbociclib) as second line treatment for patients with HR+, HER2- advanced breast cancer. In early 2024, the Company began enrolling patients in CELC-G-201, a Phase 1b/2 study evaluating gedatolisib combined with Nubeqa® (darolutamide) in patients with metastatic castration resistant prostate cancer (mCRPC). In May 2024, the Company announced plans to initiate VIKTORIA-2, a Phase 3 trial evaluating gedatolisib combined with fulvestrant plus a CDK 4/6 inhibitor as first-line treatment for patients with HR+, HER2- advanced breast cancer. The first patient is expected to be enrolled in the second quarter of 2025. We expect gedatolisib to:

●	Overcome limitations of therapies that only inhibit a single Class I PI3K isoform or only one mTOR kinase complex.

Gedatolisib is a pan-class I isoform PI3K inhibitor with low nanomolar potency for the p110α, p110β, p110γ, and p110δ isoforms and mTORC1 and mTORC2 complexes. Each PI3K isoform and mTOR complex is known to preferentially affect different signal transduction events that involve tumor cell survival, depending upon the aberrations associated with the linked pathway. When a therapy only inhibits a single Class I isoform (e.g., alpelisib, a PI3K-α inhibitor) or only one mTOR kinase complex (e.g., everolimus, an mTORC1 inhibitor), numerous feedforward and feedback loops between the PI3K isoforms and mTOR complexes cross-activate the uninhibited sub-units. This, in turn, induces compensatory resistance that can reduce the efficacy of isoform specific PI3K or single mTOR kinase complex inhibitors. Inhibiting all four PI3K isoforms and both mTOR complexes, as gedatolisib does, thus prevents the confounding effect of isoform interaction that may occur with isoform-specific PI3K inhibitors and the confounding interaction between PI3K isoforms and mTOR.

●	Be Better tolerated by patients than oral PI3K and mTOR drugs.

Gedatolisib is administered intravenously (IV) on a four-week cycle of three weeks-on, one week-off, in contrast to the orally administered pan-PI3K or dual PI3K/mTOR inhibitors that are no longer being clinically developed. Oral pan-PI3K or PI3K/mTOR inhibitors have repeatably been found to induce significant side effects that were not well tolerated by patients. This typically leads to a high proportion of patients requiring dose reductions or treatment discontinuation. The challenging toxicity profile of these drug candidates ultimately played a significant role in the decisions to halt their development, despite showing promising efficacy. By contrast, gedatolisib stabilizes at lower concentration levels in plasma compared to orally administered PI3K inhibitors, resulting in less toxicity, while maintaining concentrations sufficient to inhibit PI3K/mTOR signaling.

Isoform-specific PI3K inhibitors administered orally were developed to reduce toxicities in patients. While the range of toxicities associated with isoform-specific inhibitors is narrower than oral pan-PI3K or PI3K/mTOR inhibitors, administering them orally on a continuous basis still leads to challenging toxicities. The experience with an FDA approved oral p110-α specific inhibitor, Piqray, illustrates the challenge. In its Phase 3 pivotal trial Piqray was found to induce a Grade 3 or 4 adverse event (AE) related to hyperglycemia in 39% of patients evaluated. In addition, 26% of patients discontinued alpelisib due to treatment related adverse events. By contrast, in the 103-patient dose expansion portion of the Phase 1b clinical trial with gedatolisib, only 7% of patients experienced Grade 3 or 4 hyperglycemia and less than 9% discontinued treatment.

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As of June 30, 2024, 492 patients with solid tumors have received gedatolisib in eight completed clinical trials. Of the 492 patients, 129 were treated with gedatolisib as a single agent in three clinical trials. The remaining 363 patients received gedatolisib in combination with other anti-cancer agents in five clinical trials. Additional patients received gedatolisib in combination with other anti-cancer agents in nine investigator sponsored clinical trials.

A Phase 1b trial (B2151009) evaluating patients with HR+/HER2- metastatic breast cancer was initiated in 2016 and subsequently enrolled 138 patients. Four patients from this study continue to receive study treatment, as of June 30, 2024, each of whom have received study treatment for more than five years. The B2151009 clinical was an open label, multiple arm Phase 1b study that evaluated gedatolisib in combination with palbociclib (CDK4/6 inhibitor) and fulvestrant or letrozole in patients with HR+/HER2- advanced breast cancer. Thirty-five patients were enrolled in two dose escalation arms to evaluate the safety and tolerability and to determine the maximum tolerated dose (MTD) of gedatolisib when used in combination with the standard doses of palbociclib and endocrine therapy (letrozole or fulvestrant). The MTD was determined to be 180 mg administered intravenously once weekly. A total of 103 patients were subsequently enrolled in one of four expansion arms (A, B, C, D).

High objective overall response rates (ORR) were observed in all four expansion arms and were comparable in each arm for PIK3CA WT and PIK3CA MT patients. As of the data cut-off date, March 16, 2023, for treatment- naïve patients in Escalation Arm A and Expansion Arm A (n=41), median progression free survival (mPFS) was 48.6 months, median duration of response (mDOR) was 46.9 months, and ORR was 79%, respectively. This data compares favorably to published data for current first-line standard-of-care treatments for patients with HR+, HER2- advanced breast cancer. In patients who received prior hormonal therapy alone or in combination with a CDK4/6 inhibitor (Arms B, C, and D), ORR (including unconfirmed partial responses) ranged from 36% to 77%. Each arm achieved its primary endpoint target, which was reporting higher ORR in the study arm than ORR from either the PALOMA-2 (ORR=55%) study that evaluated palbociclib plus letrozole for Arm A or the PALOMA-3 study (ORR=25%) that evaluated palbociclib plus fulvestrant for Arms B, C, and D. For all enrolled patients, a clinical benefit rate (CBR) of ≥ 79% was observed. Median progression-free survival (PFS) was 12.9 months for patients who received a prior CDK4/6 inhibitor and were treated in the study with the Phase 3 dosing schedule (Arm D).

Gedatolisib combined with palbociclib and endocrine therapy demonstrated a favorable safety profile with manageable toxicity. The majority of treatment emergent adverse events were Grade 1 and 2. The most frequently observed adverse events included stomatitis/mucosal inflammation, the majority of which were Grade 1 and 2. The most common Grade 4 AEs were neutropenia and neutrophil count decrease, which were assessed as related to treatment with palbociclib. No grade 5 events were reported in this study.

We are currently enrolling patients in a Phase 3, open-label, randomized clinical trial (VIKTORIA-1) to evaluate the efficacy and safety of two regimens in adults with HR+/HER2- advanced breast cancer whose disease has progressed after prior CDK4/6 therapy in combination with an aromatase inhibitor: 1) gedatolisib in combination with palbociclib and fulvestrant; and 2) gedatolisib in combination with fulvestrant. Approximately two hundred clinical sites in North America, Europe, South America, Asia, and Australia have been selected to participate in the study. The first clinical site was activated in the third quarter of 2022, and the first patient was dosed in December 2022.

The VIKTORIA-1 clinical trial will enable separate evaluation of subjects according to their PIK3CA status. Subjects who meet eligibility criteria and are PIK3CA WT will be randomly assigned (1:1:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm A), gedatolisib and fulvestrant (Arm B), or fulvestrant (Arm C). Subjects who meet eligibility criteria and are PIK3CA MT will be randomly assigned (3:3:1) to receive a regimen of either gedatolisib, palbociclib, and fulvestrant (Arm D) or alpelisib and fulvestrant (Arm E), or gedatolisib and fulvestrant (Arm F). Enrollment of the PIK3CA wild-type cohort is more than 80% complete and expected to reach the enrollment target during Q4 2024. The PIK3CA wild-type cohort represents approximately 60% of the total patients enrolled to date in VIKTORIA-1. In light of this, we expect topline data for the PIK3CA WT cohort to shift to sometime between late Q4 2024 and Q1 2025.

We received approval from the FDA in mid-2023 to proceed with the clinical development of gedatolisib in combination with Nubeqa® (darolutamide), an approved androgen receptor inhibitor, for the treatment of patients with mCRPC. We have since initiated a Phase 1b/2 study (CELC-G-201) that will enroll up to 54 participants with mCRPC who progressed after treatment with an androgen receptor inhibitor. We dosed our first patient in this trial in February 2024.

In the Phase 1b portion of the study, Celcuity expects that 36 participants will be randomly assigned to receive 600 mg darolutamide combined with either 120 mg gedatolisib in Arm 1 or 180 mg gedatolisib in Arm 2. An additional 12 participants will then be enrolled in the Phase 2 portion of the study at the recommended phase 2 dose (RP2D) level to enable evaluation of 30 participants treated with the RP2D of gedatolisib.

The primary objectives of the Phase 1b portion of the trial include assessment of the safety and tolerability of gedatolisib in combination with darolutamide and determination of the recommended Phase 2 dose of gedatolisib. The primary objective of the Phase 2 portion of the trial is to assess the radiographic progression-free survival (rPFS) at six months of patients who received the RP2D.

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The Phase 3 VIKTORIA-2 clinical trial, an open-label, randomized study to evaluate the efficacy and safety of gedatolisib combined with fulvestrant plus a CDK4/6 inhibitor in comparison to fulvestrant plus a CDK4/6 inhibitor as first-line treatment for patients with HR+/HER2- advanced breast cancer who are endocrine therapy resistant, will be initiated in 2025. For the CDK4/6 inhibitor, investigators may choose either ribociclib or palbociclib. The safety profile of gedatolisib combined with fulvestrant and palbociclib is well described, but the investigational combination of gedatolisib with ribociclib has not yet been clinically tested. Therefore, a safety run-in of approximately 12-36 subjects will evaluate the safety profile of gedatolisib combined with ribociclib and fulvestrant. The safety run-in will be completed, and gedatolisib’s Phase 3 dose confirmed, before enrolling patients in the Phase 3 portion of the study.

For the Phase 3 study, approximately 638 subjects who meet the eligibility criteria will be assigned to a cohort based on their PIK3CA mutation status. After the investigator selects the CDK4/6 inhibitor for a subject, the subject will then be randomly assigned on a 1:1 basis to either Arm A (gedatolisib, fulvestrant, and Investigator’s choice of ribociclib or palbociclib) or Arm B (fulvestrant and Investigator’s choice of ribociclib or palbociclib).

The clinical trial primary endpoints are progression free survival (PFS), per RECIST 1.1 criteria, as assessed by blinded independent central review. The primary PFS endpoints will be evaluated separately in subjects who are PI3KCA wild type and PI3KCA mutant.

The study’s design was reviewed and discussed with the U.S. Food and Drug Administration (FDA) during a Type C meeting. This global trial is expected to enroll subjects at up to 200 clinical sites across North America, Europe, Latin America, and Asia. Celcuity expects to enroll the first patient in the second quarter of 2025.

During the quarter ended June 30, 2024, the Company raised $129.0 million in gross proceeds from equity and debt financings, which we expect to provide sufficient cash to finance our operations and pay obligations when due through 2026.

Authorized Share Increase

Our Certificate of Incorporation currently authorizes the issuance of up to 65,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, $0.001 par value per share. As of August 9, 2024, 37,030,155 shares of our Common Stock were issued and outstanding and 20,754,742 shares of Common Stock were reserved for issuance upon the exercise of outstanding equity awards and other convertible securities. The 7,215,103 shares of Common Stock available for issuance (after taking into account the number of shares of Common Stock that are outstanding and reserved) represent approximately 11.1% of the 65,000,000 shares of Common Stock authorized for issuance under our Certificate of Incorporation.

As disclosed in our Definitive Proxy Statement on Schedule 14A that we filed with the Securities and Exchange Commission on August 28, 2024, which is incorporated herein by reference, we have asked our stockholders to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 65,000,000 shares to 95,000,000 shares at a Special Meeting of Stockholders (the “Special Meeting”) to be held on October 7, 2024. Our ability to offer and sell the maximum number of securities offered by this prospectus, based on a closing price of our Common Stock of $16.59 as of August 28, 2024, is conditioned upon receipt of stockholder approval of this proposal and subsequent effectiveness of the proposed Certificate of Amendment to our Certificate of Incorporation, a form of which is included with Exhibit 3.2 and incorporated herein by reference. If the holders of a majority of the shares of Common Stock casting votes, either in person or by proxy, do not vote in favor of this proposal at the Special Meeting, we may still offer and sell securities under this prospectus, but the number of such securities that may be offered and sold will be limited by the number of authorized shares of Common Stock available for issuance under our Certificate of Incorporation. If this proposal is approved by our stockholders at the Special Meeting, the amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Additional Information

Our principal executive office is located at 16305 36th Avenue North, Suite 100, Minneapolis, Minnesota. Our telephone number is (763) 392-0767, and our website is www.celcuity.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus or the information incorporated herein by reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act. We may remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus and the information incorporated herein by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

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RISK FACTORS

Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 27, 2024 with the Securities and Exchange Commission (“SEC”), which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to such an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the safe harbor created by those sections. These forward-looking statements and information regarding us, our business prospects and our results of operations are subject to certain risks and uncertainties that could cause our actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” herein and in our other filings with the SEC. You should not place undue reliance on these forward-looking statements. You should assume that the information contained in or incorporated by reference in this prospectus, and any prospectus supplement, is accurate only as of the date on the front cover of this prospectus, and any prospectus supplement, or as of the date of the documents incorporated by reference herein or therein, as applicable. We expressly disclaim any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are urged to carefully review and consider the various disclosures made by us in this prospectus, any prospectus supplement and the documents incorporated herein by reference and in our other reports filed with the SEC that advise interested parties of the risks and uncertainties that may affect our business.

All statements, other than statements of historical facts, contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference. Additionally, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Forward-looking statements may include, among other things, statements relating to:

●	our clinical trial plans and the estimated timelines and costs for such trials;

●	our plans to develop and commercialize our products, and our expectations about the market opportunity for gedatolisib tests, and our ability to serve those markets;

●	our expectations with respect to our competitive advantages, including the potential efficacy of gedatolisib in various patient types alone or in combination with other treatments;

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●	our expectations regarding the timeline of patient enrollment and results from clinical trials, including our existing Phase 3 VIKTORIA-1 clinical trial and Phase 1b/2 study and clinical trial, as well as our planned Phase 3 VIKTORIA-2 clinical trial for gedatolisib;

●	our expectations with respect to the development, validation, required approvals, costs and timelines of gedatolisib;

●	our beliefs related to the potential benefits resulting from Breakthrough Therapy designation for gedatolisib;

●	our beliefs about our ability to capitalize on the exclusive global development and commercialization rights obtained from our license agreement with Pfizer with respect to gedatolisib;

●	our plans with respect to research and development and related expenses for the foreseeable future;

●	our beliefs with respect to the potential rate and degree of market acceptance, both in the United States and internationally, and clinical utility of our therapeutics, diagnostic platform and tests;

●	our intended business development activities, including collaborations with pharmaceutical companies;

●	our expectations with respect to accessing our current debt facility or any other debt facility or other capital sources in the future;

●	our beliefs regarding the adequacy of our cash on hand to fund our research and development expenses, capital expenditures, working capital, sales and marketing expenses, and other general corporate expenses, as well as the increased costs associated with being a public company; and

●	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, including our gedatolisib drug candidate and our CELsignia platform and tests.

These statements involve known and unknown risks, uncertainties and other factors that may cause our results or our industry’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Certain risks, uncertainties and other factors include, but are not limited to, our limited operating history; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the uncertainty regarding market acceptance of our products and services by physicians, patients, third-party payors and others in the medical community; uncertainty with respect to the size of market opportunities available to us; uncertainty regarding the pricing of drug products and molecular and other diagnostic products and services that compete or may compete with us; uncertainty with insurance coverage and reimbursement for our products and services; the potential impact of public health matters on our business and clinical study activities; difficulties we may face in managing growth, such as hiring and retaining key personnel; changes in government regulations; costs to comply with evolving regulations; and obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us. See “Risk Factors” beginning on page 6 of this prospectus for additional risks, uncertainties and other factors applicable to the Company.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for working capital and general corporate purposes. General corporate purposes may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, expansion of business development activities (including sales, marketing and reimbursement functions) and other general corporate purposes. We may also use a portion of our net proceeds to acquire or invest in complementary products, technologies or businesses, although we have no present commitments to complete any such transaction. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

The amounts and timing of our expenditures will depend on numerous factors, including the status, results and timing of our current and expected clinical trials involving gedatolisib and other corporate developments. Accordingly, our management will have broad discretion over the use of the net proceeds from the sale of any securities offered by us.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers, including our affiliates, or through a combination of any of these methods. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	at negotiated prices.

We may also sell securities covered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any options under which underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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We may provide underwriters, dealers and agents with indemnification against civil liabilities related to the offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, agents and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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SECURITIES WE MAY OFFER

This prospectus contains summary descriptions the common stock, preferred stock, warrants, debt securities, and units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to applicable Delaware law, our certificate of incorporation, as amended, and bylaws, copies of which are filed as Exhibits 3.1 and 3.3, respectively, to the registration statement of which this prospectus forms a part and are incorporated herein by reference. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

As of August 30, 2024, our authorized capital consists of:

●	65,000,000 shares of common stock, $0.001 par value per share; and

●	2,500,000 shares of preferred stock, $0.001 par value per share, of which 1,850,000 shares are designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

The number of authorized shares of common stock may be increased or decreased (but not below the number of shares of common stock then outstanding) by the affirmative vote of the holders of a majority of the shares of common stock casting votes at a properly convened meeting of Company stockholders. Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation increasing the authorized number of shares of the Company’s Common Stock from 65,000,000 shares to 95,000,000 shares (the “Authorized Share Amendment”). We expect to submit the Authorized Share Amendment to Company stockholders at a special meeting of stockholders and, if the Authorized Share Amendment is approved by stockholders, we plan to effect the Authorized Share Amendment by filing a Certificate of Amendment to our Certificate of Incorporation. We cannot guarantee that stockholders will approve the Authorized Share Amendment. See the Definitive Proxy Statement on Schedule 14A filed by the Company on August 28, 2024, and the proposed Certificate of Amendment to our Certificate of Incorporation included in Exhibit 3.2 to this registration statement, which are incorporated herein by reference.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders.

Dividend Rights

Holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Right to Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street Plaza, 30th Floor, New York, NY 10004.

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The Nasdaq Capital Market

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CELC.”

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 2,500,000 shares of preferred stock in one or more series. Our board of directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors is able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock. See also “Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions” below.

On May 16, 2022, in connection with a Securities Purchase Agreement, dated May 15, 2022, by and among the Company and the Investors named therein, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, designating 1,850,000 shares out of the authorized but unissued shares of our preferred stock as Series A Preferred Stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our Company. A summary of these provisions is as follows:

●	Board of directors vacancies. Our bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by our board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

●	No cumulative voting. The Delaware General Corporation Law, or DGCL, provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation, as amended, does not provide for cumulative voting.

●	Stockholder action; special meetings of stockholders. Our certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Issuance of undesignated preferred stock. As of August 30, 2024, we have 650,000 shares of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue this preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

●	Amendment of charter and bylaw provisions. The affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock is required to amend, alter or repeal certain provisions of our certificate of incorporation, as amended, including the provision noted above regarding stockholders not being able to act by written consent. A majority of our board of directors has authority to adopt, amend or repeal provisions of our bylaws. Stockholders also have the authority to adopt, amend or repeal provisions of our bylaws, but only with the affirmative vote of stockholders representing at least two-thirds of the voting power of all then-outstanding capital stock.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who owns 15% or more of the voting stock of a corporation, or any affiliate or associate of a corporation who, within three years prior, did own 15% or more of the voting stock of that corporation.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate office of the transfer agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

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Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

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Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities f any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification, or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (the “DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information contained in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents publicly available, free of charge, on our website at www.celcuity.com as soon as reasonably practicable after filing such documents with the SEC. Please note, however, that information on, or accessible through, our website is not, and should not be deemed to be, a part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 27, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed on May 15, 2024 and August 14, 2024, respectively;

●	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 29, 2024, May 13, 2024, May 30, 2024 and May 31, 2024;

●	Our definitive Proxy Statements filed on March 28, 2024 and August 28, 2024; and

●	The description of our common stock contained in our registration statement on Form 8-A filed September 15, 2017, under the Exchange Act, as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Celcuity Inc.

16305 36th Avenue N., Suite 100

Minneapolis, MN 55446
Attention: Investor Relations
Phone: (763) 392-0123

Copies of these filings are also available, without charge, through the “Investors” section of our website (www.celcuity.com) as soon as reasonably practicable after they are filed electronically with the SEC. Please note, however, that information on our website is not, and should not be deemed to be, a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the issuance of the securities offered hereby will be passed upon for us by Fredrikson & Byron, P.A., Minneapolis, Minnesota. Any underwriters or agents will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements as of December 31, 2023 and December 31, 2022 and for the years ended December 31, 2023 and December 31, 2022, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Boulay PLLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

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Up to $125,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

December 6, 2024